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                                                                    EXHIBIT 10-l

                               NORDSON CORPORATION

                             1989 Stock Option Plan
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                         (As Amended December 20, 1991)

     1. PURPOSE. This 1989 Stock Option Plan (the "Plan") is designed to enable Nordson Corporation ("Nordson") and its subsidiaries, by the grant of options to purchase Common Shares of Nordson, to attract and retain qualified employees and Directors who are not employees ("Non-Employee Directors") and to provide additional incentive to those employees and Non-Employee Directors through increased stock ownership.

     2. ADMINISTRATION. The Plan will be administered by the Compensation Committee of Nordson's Board of Directors (the "Committee"), consisting of not less than three Directors appointed by and serving during the pleasure of Nordson's Board of Directors. No Director who has at any time within one year been eligible to receive options under the Plan (other than Director Options granted pursuant to Section 7) or to participate in any other employee stock option, stock purchase, or stock appreciation rights plan of Nordson or any of its affiliates (other than the Board of Directors Deferred Compensation Plan), may serve as a member of the Committee. The Committee will have the authority, subject to the terms of the Plan, (a) to define the terms of each option granted under the Plan (other than Director Options), including the type of option, the number of shares subject to the option, the time or times at which the option becomes exercisable, the option price, the method of paying the option price, and the method of making withholding tax payments, (b) to grant options (other than Director Options), (c) to interpret the provisions of the Plan, and (d) to supervise the administration of the Plan. All decisions by the Committee will be made with the approval of not less than a majority of its members and will be final.

     3. TYPES OF OPTIONS. Options may be either (a) "incentive stock options" within the meaning of Section 432A of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) options that do not qualify as incentive stock options.

     4. SHARES SUBJECT TO THE PLAN. The shares subject to the Plan are Common Shares, without par value, of Nordson ("Common Shares") and may be authorized but unissued or treasury shares. The sum of (a) the number of Common Shares sold upon the exercise of options granted under this




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Plan plus (b) the number of Common Shares sold upon the exercise of options granted, during the life of this Plan, under other stock option plans covering employees residing in countries other than the United States may not exceed 1,200,000 (adjusted to reflect the 2-for-1 stock split effective September
1991), subject to further adjustment in accordance with Section 12. If all or part of an option is surrendered or ceases to be exercisable for any reason other than exercise of an option or related stock appreciation rights, the Common Shares as to which the option has ceased to be exercisable will again be available for offering under the Plan. However, upon exercise of the option or related stock appreciation rights, the Common Shares as to which the option or stock appreciation rights have been exercised may not be offered again under the Plan.

     5. ELIGIBLE EMPLOYEES. All salaried employees of Nordson or any of its subsidiaries are eligible for the grant of options (other than Director Options), subject to the following limitations applicable to incentive stock options:

          (a) No incentive stock option may be granted to an employee who owns, at the time the option is granted, shares of Nordson having more than 10% of the total voting power of all classes of shares of Nordson.

          (b) No employee may be granted an incentive stock option that, together with any other incentive stock options granted to the employee under the Plan and any other plans of Nordson or its subsidiaries, are exercisable for the first time in any calendar year for shares of Nordson having an aggregate fair market value, at the time the option or options are granted, in excess of $100,000.

All Directors who are not employees of Nordson or any of its subsidiaries are eligible for the grant of Director Options.

     6. OPTION PRICE; FAIR MARKET VALUE. The purchase price for the Common Shares subject to each option may not be less than the fair market value of the Common Shares on the date of grant. For purposes of the Plan, the fair market value of Common Shares on any particular date means, (a) if the Common Shares are listed on a national securities exchange, the closing price as reported for composite transactions on the exchange for the last day on which trades are reported prior to that particular date, and (b) if the Common Shares are not listed on an exchange but transactions in the Common Shares are reported in the NASDAQ

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National Market System, the closing price as reported in the NASDAQ National
Market System for the last day on which trades are reported prior to that particular date.

     7. DIRECTOR OPTIONS. The following provisions relate to options ("Director Options") granted to Non-Employee Directors:

          (a) Each Non-Employee Director in office on March 10, 1992, the date of the 1992 Annual Meeting of Shareholders of Nordson, will receive a Director Option on that date. Each Non-Employee Director who first becomes a Director after March 10, 1992, will receive a Director Option on the date that he or she is first elected or appointed as a Non-Employee Director. Each Director who ceases to be an employee of Nordson or one of its subsidiaries during his or her term in office will receive a Director Option on the date that he or she is first elected as a Director after ceasing to be an employee. Each Non-Employee Director who receives a Director Option and continues in office will receive an additional Director Option on the fifth anniversary date of the date on which the previous Director Option was received. No action by the Committee will be required to effect the grant of these Director Options.

          (b) The number of Common Shares subject to each Director Option will be equal to the quotient of (i) the sum of (x) the regular annual retainer payable to Non-Employee Directors plus (y) five times the regular fee payable to Non-Employee Directors for attending each meeting of the board of Directors (excluding any additional amount payable to Chairmen of Committees of the Board of Directors), in each case at the rate in effect when the Director Option is granted, divided by (ii) the fair market value of the Common Shares on the date of grant. Notwithstanding the provisions of Section 19, the formula set forth in this paragraph (b) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, as amended, the Employee Retirement Income Security Act, as amended, or the rules thereunder.

          (c) None of the Director Options will be incentive stock options.


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     8. NOTICE OF GRANT OF OPTION. When an option is granted to an employee or
Non-Employee Director, the Committee will promptly cause the employee or Non-Employee Director to be notified of the grant and the terms of the option. The date on which the Committee approves the grant of an option (other than a Director Option) will be considered to be the date on which the option is granted. The date on which a Director Option is granted is governed by Section 7.

     9. EXERCISE DATE.

     (a) Subject to paragraph (b) of this Section 9, each option (other than a Director Option) will become exercisable at such time or times, wholly or in such installments, as the Committee may determine at the time of grant. After the time of grant, the Committee may, in its discretion, accelerate the time or times at which all or any part of an option (other than a Director Option) becomes exercisable. Subject to paragraph (c) of this Section 9, each Director Option will become exercisable six months after the date of grant.

     (b) Notwithstanding a later exercise date or dates determined in accordance with paragraph (a) of this Section 9, all options will become exercisable upon the occurrence of any of the following:

          (i) Any Person (other than Nordson, any of its subsidiaries, any employee benefit plan or employee stock ownership plan of Nordson or of any of its subsidiaries, or any Person organized, appointed, or established by Nordson or any of its subsidiaries for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of 20% or more of the Common Shares then outstanding, any such Person is declared to be an Adverse Person by the Board of Directors, or any such Person commences or publicly announces an intent to commence a tender offer or exchange offer the consummation of which would result in the Person becoming the Beneficial Owner of 20% or more of the Common Shares then outstanding (PROVIDED, HOWEVER, that, for purposes of determining whether Eric T. Nord or Evan W. Nord, together with each of their Affiliates or Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by the Walter G. Nord Trust and by the Nordson Foundation will be excluded and, for purposes of determining whether the Walter G. Nord Trust

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     or the Nordson Foundation, together with each of their Affiliates and
     Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by Eric T. Nord and by Evan
     W. Nord will be excluded). For purposes of this clause (i), the terms "Adverse Person," "Affiliates," "Associates," "Beneficial Owner," and "Person" will have the meanings given to them in the Rights Agreement, dated as of August 26, 1988, between Nordson and AmeriTrust Company National Association, as Rights Agent, as amended from time to time.

          (ii) At any time during a period of 24 consecutive months, individuals who were Directors of Nordson at the beginning of the period no longer constitute a majority of the members of Nordson's Board of Directors, unless the election, or the nomination for election by Nordson's shareholders, of each Director who was not a Director at the beginning of the period is approved by at least a majority of the Directors who are in office at the time of the election or nomination and were Directors at the beginning of the period.

          (iii) A record date is established for determining shareholders entitled to vote upon (a) a merger or consolidation of Nordson with another corporation in which Nordson is not the surviving or continuing corporation or in which all or part of the outstanding Common Shares are to be converted into or exchanged for cash, securities, or other property, (b) a sale or other disposition of all or substantially all of the assets of Nordson, or (c) the dissolution of Nordson.

          (iv) Any person who proposes to make a "control share acquisition" of Nordson, within the meaning of Section 1701.01(Z) of the Ohio General Corporation Law, submits or is required to submit an acquiring person statement to Nordson.

     10. CONTINUOUS EMPLOYMENT OR SERVICE AS A DIRECTOR; TERMINATION OF EMPLOYMENT. No option may be exercised unless the employee or Non-Employee Director to whom the option was granted has continued to be an employee of Nordson or one of its subsidiaries or a Non-Employee Director of Nordson, as the case may be, from the time of grant through the time of exercise, except as provided in this Section 10.

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          (a) If the employment of an employee is terminated due to permanent disability or retirement under the applicable retirement plan or policy of Nordson or any of its subsidiaries, the holder of the option will have the right to exercise the option in whole or in part prior to the earlier of
     (i) three months after the date of the termination of employment of the employee and (ii) the expiration of the option.

          (b) If the employment of an employee or service in office of a Non-Employee Director is terminated due to the death of the holder of the option, the holder's estate, executor, administrator, personal representative, or beneficiary will have the right to exercise the option in whole or in part prior to the earlier of (i) 12 months after the date of the holder's death and (ii) the expiration of the option.

          (c) If a Non-Employee Director ceases to be a Non-Employee Director by reason of his employment by Nordson or any of its subsidiaries, the Director Option granted to that Non-Employee Director will be treated the same as other options held by employees and will continue to be exercisable prior to the expiration of the option, subject to the limitations on exercise following termination of employment set forth in this Section 10.

          (d) If the employment of an employee or service in office of a Non-Employee Director is terminated for any reason other than those set forth in paragraphs (a), (b), and (c) of this Section 10, the holder of the option may exercise the option in whole or in part only with the consent of the Committee. In any such event, the consent of the Committee must be obtained and the option exercised prior to the earlier of (i) three months after the date of the termination of employment of the employee or service in office of a Non-Employee Director and (ii) the expiration of the option.

This Section 10 relates to the exercisability of options following the termination of employment of an employee or service as a Non-Employee Director, but is not intended to accelerate the date on which any option or installment of an option becomes exercisable.

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     11. TERMINATION OF OPTIONS.

     (a) Unless terminated earlier under paragraph (b) of this Section 11, each option (other than a Director Option) will terminate, and the right of the holder to purchase Common Shares upon exercise of the option will expire, at the close of business on the date set by the Committee at the time of grant. The termination date may not, however, be later than the close of business on the tenth anniversary date of the date of grant. Unless terminated earlier under paragraph (b) of this Section 11, each Director Option will terminate, and the right of the holder to purchase Common Shares upon exercise of the Director Option will expire, at the close of business on the tenth anniversary date of the date of grant.

     (b) Each option will terminate, and the right of the holder to purchase Common Shares upon exercise of the option will expire, upon the completion of a transaction of the type identified in Section 9(b)(iii), but only if provision satisfactory to the Committee is made for the payment to the holder of the option of the excess of (i) the fair market value of the Common Shares subject to the option immediately prior to the completion of the transaction over (ii) the option price.

     12. EXERCISE OF OPTIONS; PAYMENT FOR SHARES; WITHHOLDING TAX ELECTION.

     (a) Options may be exercised by delivery of written notice of exercise to Nordson accompanied by payment in full of the option price. The portion of each option that is exercisable may be exercised in full or from time to time in part. No fraction of a Common Share may be purchased upon exercise of an option.

     (b) The option price of an option that does not qualify as an incentive stock option may be paid in cash, by the transfer to Nordson of Common Shares already owned by the holder, by a reduction in the number of Common Shares to be received upon exercise of the option, or by a combination of these methods, as determined from time to time by the Committee. The option price of an incentive stock option may be paid in cash, by the transfer to Nordson of Common Shares already owned by the holder, or by a combination of these methods, as determined by the Committee at the time of grant. For purposes of this paragraph (b), Common Shares will be valued at their fair market value at the time the option is exercised.

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     (c) The Committee may, in its discretion and subject to such rules as the
Committee may adopt, permit the holder of an option to pay, in whole or in part, any withholding tax that may arise as a result of the exercise of an option that does not qualify as an incentive stock option by the transfer to Nordson of Common Shares already owned by the holder, by a reduction in the number of Common Shares to be received upon exercise of the option, or by a combination of these methods. For purposes of this paragraph (c), Common Shares will be valued at their fair market value at the time the amount of the withholding tax is determined.

     13. ASSIGNABILITY. An option granted under the Plan may not be transferred or assigned by the holder, otherwise than by will or the laws of descent and distribution, and may be exercised during the holder's lifetime only by the holder or by the holder's guardian or legal representative.

     14. ADJUSTMENTS UPON CHANGE IN SHARES. In the event of any change in the Common Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction or of a stock dividend, stock split, or other capital adjustment, the total number and class of shares that may be issued and sold upon exercise of options to be granted under the Plan, the number and class of shares subject to each outstanding option, and the option price will be appropriately adjusted by the Committee.

     15. SUBSTITUTE OPTIONS. Notwithstanding any other provisions of this Plan, options may be granted under this Plan in substitution for employee stock options granted by another corporation that is acquired by Nordson, whether through a merger, a purchase of assets or shares, or otherwise. The terms, provisions, and benefits to the holders of the substitute options may, in the discretion of the Committee, be identical to the terms, provisions, and benefits to the holders of the options of the other corporation on the date of substitution, except that the substitute options will provide for the purchase of Common Shares of Nordson instead of shares of the other corporation.

     16. PURCHASE FOR INVESTMENT. Each person exercising an option may be required by Nordson to furnish a representation that the Common Shares subject to the option are being acquired as an investment and not with a view to distribution if Nordson, in its sole discretion, determines that the representation is needed to insure that the sale or disposition of the Common Shares will not involve a violation of the Securities Act of 1933, as amended, or of any other

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applicable securities laws. To assure compliance with any such representation,
Nordson may place a legend or other symbol on any certificate for Common Shares sold under the Plan and may issue stop transfer orders or similar instructions to the transfer agent for its Common Shares.

     17. COMPLIANCE WITH SECURITIES LAWS. No Common Shares may be sold and no share certificate may be delivered upon exercise of an option until Nordson has taken all actions then required to comply with the Securities Act of 1933, as amended, and any other applicable securities laws, and with the rules of any association or exchange on which the Common Shares may be quoted or listed.

     18. DURATION AND TERMINATION OF THE PLAN. the Plan will remain in effect until February 21, 1999, and will then terminate, unless terminated at an earlier date by action of the Board of Directors. Termination of the Plan will not, however, affect options previously granted.

     19. AMENDMENT OF THE PLAN. The Board of Directors may from time to time amend this Plan, although no such amendment may, without the approval of shareholders, increase the total number of Common Shares that may be issued and sold upon exercise of options granted under the Plan (except in accordance with Section 14), reduce the option price at which options may be exercised, extend the time within which options may be granted under the Plan or the time within which options may be exercised, or change the requirements relating to either eligibility for participation in the Plan or administration of the Plan. Except in accordance with Section 14, neither the Board of Directors nor the Committee may, without the consent of the holder, alter or impair an option previously granted under the Plan. Subject to the other limitations of this Section 19, the power of the Board of Directors to amend the Plan shall include, but not be limited to, the power to adopt amendments to the Plan deemed necessary or advisable by the Board of Directors in order to comply with or qualify for relief from the tax or other laws or regulations of foreign countries in which eligible employees reside. Any such amendments shall be annexed to the Plan and made a part hereof, but shall only be operative with respect to participants in the foreign country or countries to which such amendments relate.

     19. EFFECTIVE DATE. This Plan became effective on February 22, 1989, when it was adopted by Nordson's shareholders.


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Adopted by the Shareholders on
February 22, 1989


Amended by the Board of Directors
on December 20, 1991, subject to
Approval by Shareholders at the
1992 Annual Meeting